Exhibit 4.1

Vision Opportunity Master Fund Ltd.
Vision Capital Advantage Fund L.P.
20 W 55th St., 5th Floor
New York, NY 10019

May 21, 2010

Anthony M Servidio, CEO and Chairman
Juma Technology Corp.
David Giangano, President
Nectar Services Corp.
154 Toledo St.
Farmingdale, NY 11735

Re:
Juma Technology Corp. (the “Company”) and Nectar Services Corp. (“Nectar”) with Vision Opportunity Master Fund Ltd. and Vision Capital Advantage Fund L.P. (each, a “Holder”)-Extension of Maturity Dates under Notes

Dear Anthony:

This confirms our recent conversations:

Reference is made to those certain convertible notes described below (collectively, the “Notes”), which were issued by the Company and Nectar, as Maker, to the specified entity, as Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in applicable Note.

Note	Principal	Current Holder	Issue Date	Original Maturity Date
10% Convertible Bridge Note	$4,542,500	Vision Opportunity Master Fund, Ltd.	5/21/2009	5/21/2010
10% Convertible Bridge Note	$1,036,280.53	Vision Capital Advantage Fund, LP	9/24/2009	5/21/2010
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	12/23/2009	5/21/2010
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	1/28/2010	5/21/2010
10% Convertible Bridge Note	$500,000	Vision Opportunity Master Fund, Ltd.	2/25/2010	5/21/2010
10% Convertible Bridge Note	$2,000,000	Vision Opportunity Master Fund, Ltd.	3/31/2010	5/21/2010

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Maker and Holder hereby extend the original Maturity Date set forth in each Note to November 29, 2010.

Sincerely,

VISION OPPORTUNITY MASTER FUND, LTD.
By:_____________________________________ Name: Title:
VISION CAPITAL ADVANTAGE FUND, L.P. By: VCAF GP, LLC, its General Partner
By:_____________________________________ Name: Title:

Read, consented and agreed to:

Juma Technology Corp.

By: _______________________________
       Name:
       Title:

Nectar Services Corp.

By: _______________________________
       Name:
       Title: